UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
The Hartford Financial Services Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3317783
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Hartford Plaza
Hartford, Connecticut	06115-1900
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of Exchange on which Each class is to be registered

6.10% Senior Notes due October 1, 2041	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-135608 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
(None)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.
     The class of securities to be registered hereby are 6.10% Senior Notes due October 1, 2041 (“Senior Notes”) of The Hartford Financial Services Group, Inc., a Delaware corporation (“The Hartford”).
     For a description of the Senior Notes, reference is made to the description under the caption “Description of the HFSG Notes” in The Hartford’s Amendment No. 3 to Registration Statement of Form S-4 (Registration No. 333-135608) (the “Registration Statement”), filed with the Securities and Exchange Commission on September 5, 2006 which description is hereby incorporated by reference herein.
Item 2. Exhibits.
4.1	Senior Indenture, dated as of March 9, 2004, between The Hartford and JPMorgan Chase Bank, as Trustee (incorporated herein by reference to Exhibit 4.1 to The Hartford’s report on Form 8-K, filed March 12, 2004).

4.2	Form of Global Note.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ Richard G. Costello
	Name:	Richard G. Costello
	Title:	Vice President and Corporate Secretary

Date: October 5, 2006

Index to Exhibits
4.1	Senior Indenture, dated as of March 9, 2004, between The Hartford and JPMorgan Chase Bank, as Trustee (incorporated herein by reference to Exhibit 4.1 to The Hartford’s report on Form 8-K, filed March 12, 2004).

4.2	Form of Global Note.